SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15 (D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 20, 2004

FISHER SCIENTIFIC INTERNATIONAL INC.

(Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation)

1-10920 (Commission File No.)	02-0451017 (IRS Employer Identification No.)

One Liberty Lane, Hampton, New Hampshire (Address of principal executive offices)	03842 (Zip Code)

(603) 926-5911
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

     ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

     ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

     ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

     ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events

     Fisher Scientific International Inc. announced on September 20, 2004 that Apogent Technologies Inc., its wholly owned subsidiary, will redeem on October 20, 2004 approximately $298.8 million of the 2.25 percent Convertible Senior Debentures due 2021 (the “New 2.25% Notes”) and approximately $1.0 million of the 2.25 percent Senior Convertible Contingent Debt Securities due 2021 (the “Old 2.25% Notes” and together with the New 2.25% Notes, the “2.25% Notes”) for cash at a price equal to 100 percent of the principal amount plus (1) accrued and unpaid interest to, but excluding, the redemption date, and (2) contingent interest (as defined in the indentures relating to the 2.25% Notes), if any contingent interest is payable from October 15, 2004 to October 19, 2004.

     A copy of the press release announcing that Apogent Technologies has issued a notice for redemption of approximately $299.8 million of its 2.25% Notes on October 20, 2004 is attached hereto as Exhibit 99.1.

Item 9.01 Financial Statements and Exhibits.

(c)	Exhibits

Exhibit Number	Description
99.1	Press release dated September 20, 2004, announcing the redemption of approximately $299.8 million of Apogent’s 2.25% Notes.

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Fisher Scientific International Inc.
Date September 21, 2004	By:	/s/ Todd M. DuChene
		Name:	Todd M. DuChene
		Title:	Chief Legal Officer

Exhibit Index

Exhibit Number	Description
99.1	Press release dated September 20, 2004, announcing the redemption of approximately $299.8 million of Apogent’s 2.25% Notes.